Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Deborah Dunsire, Marsha H. Fanucci, and Joel S. Goldberg, Esq., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements (Form S-3 Nos. 333-42770, 333-109258 and 333-138537, Form S-4 Nos. 333-33912, 333-42778, 333-75882, 333-90401 and 333-90403 and Form S-8 Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896, 333-38472, 333-71396, 333-71398, 333-81234, 333-82598, 333-102543, 333-104856, 333-104857, 333-139158 and 333-142827) of MILLENNIUM PHARMACEUTICALS, INC., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

Signature	Title	Date

/s/ Deborah Dunsire	Director, President and Chief Executive Officer	June 6, 2008
Deborah Dunsire	(Principal Executive Officer)

/s/ Marsha H. Fanucci	Senior Vice President and Chief Financial Officer	June 6, 2008
Marsha H. Fanucci	(Principal Financial and Accounting Officer)

/s/ Kiyoshi Kitazawa	Director	June 4, 2008
Kiyoshi Kitazawa

/s/ Masumitsu Inoue	Director	June 3, 2008
Masumitsu Inoue